Exhibit 99.1
FOR IMMEDIATE RELEASE
TUESDAY, AUGUST 12, 2008
CARE INVESTMENT TRUST INC. ANNOUNCES
SECOND QUARTER 2008 RESULTS
2008 Second Quarter Highlights
▪	Reported FFO and AFFO per basic and diluted share of $0.15 and $0.12, respectively.

▪	Invested an additional $100.8 million during the second quarter.

▪	Received a $27.2 million prepayment of a mortgage investment.

▪	Declared a 2008 second quarter dividend of $0.17 per share.
NEW YORK – August 12, 2008 – Care Investment Trust Inc. (NYSE: CRE) (“Care”), a real estate investment and finance company investing in healthcare-related real estate and commercial mortgage debt, today reported financial results for the second quarter ended June 30, 2008. Net income totaled $0.7 million, or $0.03 per basic and diluted share. Net income was impacted by a non-cash depreciation charge from the Company’s real estate investments of $2.4 million.
Funds from Operations (FFO) for the second quarter of 2008 were $3.0 million, or $0.15 per basic and diluted share. Adjusted Funds from Operation (AFFO) amounted to $2.4 million, or $0.12 per basic and diluted share. FFO is the result of adding back to net income our share of depreciation and amortization of real estate related to the Company’s equity in the Cambridge properties and Care’s acquisition of the Bickford properties. AFFO reflects additional adjustments for other non-cash income and expense items such as stock-based compensation, the write off of a loan premium associated with the early repayment of a loan, and the unrealized gain or loss on the revaluation of partnership units in relation to our investment in the Cambridge properties. These adjustments are detailed on the Reconciliation of Non-GAAP Financial Measures attached hereto.
F. Scott Kellman, Chief Executive Officer, stated, “Care enjoyed a very strong second quarter. Investment activity added over $0.16 per share to our annual AFFO run rate. We also continued to experience prepayments in our mortgage portfolio, which provides additional liquidity to support our future growth.”
Portfolio Activity
Investment in Net Leased Property
On June 26, 2008, Care acquired 12 senior living properties from Bickford Senior Living Group, LLC for $100.8 million. Concurrent with the purchase, Care leased these properties to an affiliate of the seller under a triple-net lease for 15 years. As the transaction closed on June 26, 2008, the transaction did not have a material contribution to the results of operations for the three and six months ended June 30, 2008.

Care Investment Trust Inc.
Loan Portfolio
Net investments in loans were $216.0 million as of June 30, 2008, all of which were floating rate. The weighted average spread on the portfolio at June 30, 2008 was 4.46 percent over one-month LIBOR and the average maturity of the portfolio was approximately three years. The effective yield on the portfolio was 6.92 percent for the quarter ended June 30, 2008.
Operating Activities
The Company generated total revenues of $3.8 million during the 2008 second quarter which included interest income on investments from loans of $3.5 million, rental revenue of $0.1 million and other income of $0.2 million. Other income resulted primarily from interest earned on cash balances.
The Company incurred $1.8 million in operating expenses in the three months ended June 30, 2008, which included $1.3 million in management fees and $0.5 million in marketing, general and administrative expenses, which includes a reversal of stock-based compensation expense of $0.4 million.
Care’s net loss from investments in partially-owned entities amounted to $1.1 million for the three months ended June 30, 2008 and consisted of a $1.4 million loss, after depreciation charges of $2.3 million, related to the Company’s investment in the Cambridge properties, offset by $0.3 million in equity income from the Company’s investment in Senior Management Concepts.
Interest expense on the $38.3 million outstanding under the Company’s warehouse line of credit amounted to $0.5 million for the second quarter of 2008. The effective interest rate for the quarter on our borrowings under the warehouse line was 3.42 percent.
Liquidity and Funding
At June 30, 2008, Care had $15.4 million in cash and cash equivalents. On April 17, 2008, a borrower prepaid its current loan obligation of $27.2 million, along with a $0.3 million prepayment fee, in accordance with the terms of the underlying loan agreement. A portion of the proceeds from the loan prepayment was used to fund the acquisition of the Bickford properties. The Company plans to redeploy the balance of the funds into additional investments in healthcare-related real estate. Currently, Care has $18.3 million in cash and cash equivalents.
Dividends
The Company’s Board of Directors declared a dividend of $0.17 per share of common stock for the second quarter 2008. The dividend is payable on September 3, 2008 to common shareholders of record on August 20, 2008.
Conference Call Details
The Company will host a conference call on Tuesday, August 12, 2008, at 11:00 a.m. Eastern Time to discuss the second quarter results. The call may be accessed live by dialing 800-240-7305 or by visiting the Company’s website at www.carereit.com.
Investors may access a replay by dialing 800-405-2236, passcode 11117999, which will be available through August 19, 2008. The webcast replay will also be archived in the “Investor Relations” section of the Company’s website.

Care Investment Trust Inc.
About Care Investment Trust
Care Investment Trust Inc. is a real estate investment and finance company investing in healthcare-related real estate and commercial mortgage debt. It is externally managed and advised by CIT Healthcare LLC, a wholly-owned subsidiary of CIT Group Inc.
Safe Harbor Statement
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond Care Investment Trust’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” “target,” and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting Care Investment Trust’s businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements in addition to those factors specified in Care Investment Trust’s Annual Report on Form 10-K for the year ended December 31, 2007. Care Investment Trust is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.
Funds from Operations and Adjusted Funds from Operations
Funds from Operations, or FFO, which is a non-GAAP financial measure, is a widely recognized measure of REIT performance. The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do.
NAREIT currently defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.
Adjusted Funds from Operations
Adjusted Funds from Operations, or AFFO, is a non-GAAP financial measure. The Company computes AFFO in accordance with our management agreement’s definition of FFO and as such it may not be comparable to AFFO reported by other REITs that do not compute AFFO on the same basis. The Company’s management agreement defines FFO, for purposes of the agreement, to mean net income (loss) (computed in accordance with GAAP), excluding gains (losses) from debt restructuring and gains (losses) from sales of property, plus depreciation and amortization on real estate assets and non-cash equity compensation expense, and after adjustments for unconsolidated partnerships and joint ventures; provided, that the foregoing calculation of Funds From Operations shall be adjusted to exclude one-time events pursuant to changes in GAAP and may be adjusted to exclude other non-cash income or expense items after discussion between the Manager and the independent directors, and approval by the majority of the independent directors in the case of non-cash charges.
The Company believes that FFO and AFFO are helpful to investors as measures of the performance of a REIT because, along with cash flow from operating activities, financing activities and investing activities, FFO and AFFO provide investors with an indication of our ability to incur and service debt, to make investments and to fund other cash needs. FFO, as defined in our agreement with our Manager, also

Care Investment Trust Inc.
provides the basis for the computation of the amount of any Management Incentive Fee earned by our Manager.
Neither FFO nor AFFO represent cash generated from operating activities in accordance with GAAP and they should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of our financial performance or cash flow from operating activities (determined in accordance with GAAP), as a measure of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to make cash distributions.
For more information on the company, please visit the company’s website at www.carereit.com
-Financial Tables to Follow-

FOR FURTHER INFORMATION:
AT CARE INVESTMENT TRUST:	AT FINANCIAL RELATIONS BOARD:
Frank Plenskofski	Leslie Loyet
Chief Financial Officer	Analysts/Investors
(212) 771-9318	(312) 640-6672
frank.plenskofski@carereit.com	lloyet@frbir.com

Care Investment Trust Inc.
Care Investment Trust Inc. and Subsidiaries
Condensed Consolidated Statement of Operations (Unaudited)
(dollars in thousands — except share and per share data)

			For the Period June
			22, 2007
	Three Months	Six Months	(Commencement of
	Ended	Ended	Operations) to June
	June 30, 2008	June 30, 2008	30, 2007

Revenues
Rental revenue	$115	$115	$—
Income from investments in loans	3,468	8,155	573
Other income	208	356	3

Total Revenues	3,791	8,626	576

Expenses
Management fees to related party	1,273	2,567	56
Marketing, general and administrative, including stock-based compensation expense (reversal of expense) of ($424); ($236); and $9,134, respectively)	497	1,543	9,417
Depreciation and amortization	46	46	—
Loss on loan prepayment	—	317	—

Total Expenses	1,816	4,473	9,473

Income (loss) from operations	1,975	4,153	(8,897)

Loss from investments in partially-owned entities	(1,090)	(2,198)	—
Unrealized gain on derivative instruments	240	45	—
Interest expense	(466)	(882)	—

Net income (loss)	$659	$1,118	$(8,897)

Income (loss) per share of common stock
Net income (loss), basic and diluted	$0.03	$0.05	$(0.43)

Basic and diluted weighted average common shares outstanding	20,880,990	20,877,998	20,864,040

Care Investment Trust Inc.
Care Investment Trust Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(dollars in thousands, except share and per share data)

	For the three months ended
	June 30, 2008
	FFO	AFFO
Net income	$659	$659
Add:
Proportionate share of depreciation and amortization of real property related to equity in loss on partially-owned entities	2,335	2,335
Depreciation and amortization on real estate	43	43
Stock-based compensation	—	(424)
Unrealized gain on derivatives; revaluation of obligation to issue partnership units	—	(195)

Funds From Operations and Adjusted Funds From Operations	$3,037	$2,418

FFO and Adjusted FFO per share basic and diluted	$0.15	$0.12
Weighted average shares outstanding – basic and diluted	20,880,990	20,880,990

	For the six months ended
	June 30, 2008
	FFO	AFFO
Net income	$1,118	$1,118
Add:
Proportionate share of depreciation and amortization of real property related to equity in loss on partially-owned entities	4,656	4,656
Depreciation and amortization on real estate	43	43
Loss on prepayment of mortgage loan	—	317
Stock-based compensation	—	(236)
Unrealized gain on derivatives; revaluation of obligation to issue partnership units	—	(22)

Funds From Operations and Adjusted Funds From Operations	$5,817	$5,876

FFO and Adjusted FFO per share basic and diluted	$0.28	$0.28
Weighted average shares outstanding – basic and diluted	20,877,998	20,877,998